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                                                                   EXHIBIT 23(O)

                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 12, 1998, with respect to the financial statements of Lift Systems, Inc. in the Registration Statement Form S-1 of United Rentals, Inc. for the resale of its common stock by certain holders.

                                     /s/ Altschuler, Melvoin and Glasser LLP

Chicago, Illinois
September 21, 1998